UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FISERV, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive Brookfield, Wisconsin	53045
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.375% Senior Notes due 2023	The Nasdaq Stock Market LLC
1.125% Senior Notes due 2027	The Nasdaq Stock Market LLC
1.625% Senior Notes due 2030	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2025	The Nasdaq Stock Market LLC
3.000% Senior Notes due 2031	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-227436

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fiserv, Inc. (the “Company”) hereby incorporates by reference the description of its 0.375% Senior Notes due 2023, 1.125% Senior Notes due 2027, 1.625% Senior Notes due 2030, 2.250% Senior Notes due 2025 and 3.000% Senior Notes due 2031, to be registered hereunder, contained under the heading “Description of the Notes” included in the Company’s Prospectus Supplement, dated as of June 17, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying Prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-227436), which became automatically effective upon filing with the Commission on September 20, 2018.

Item 2.	Exhibits.

4.1	Indenture, dated as of November 20, 2007, by and among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-147309) filed on November 13, 2007).

4.2	Twentieth Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank National Association, as trustee (including Form of 0.375% Senior Notes due 2023) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.3	Twenty-First Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank National Association, as trustee (including Form of 1.125% Senior Notes due 2027) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.4	Twenty-Second Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank National Association, as trustee (including Form of 1.625% Senior Notes due 2030) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.5	Twenty-Third Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank National Association, as trustee (including Form of 2.250% Senior Notes due 2025) (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.6	Twenty-Fourth Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank National Association, as trustee (including Form of 3.000% Senior Notes due 2031) (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.7	Agency Agreement, dated as of July 1, 2019, by and among the Fiserv, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank National Association, as trustee and security registrar (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV, INC.
Date: July 1, 2019	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer